Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report, dated May 7, 2018, with respect to the financial statements of NexPoint Healthcare Opportunities Fund, incorporated herein by reference. We also consent to the references to our firm under the headings “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the prospectus and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” and “FINANCIAL STATEMENTS” in the statement of additional information.

BBD, LLP

Philadelphia, Pennsylvania

August 17, 2018